                                   LEASE AGREEMENT
                                      (ARGONNE)

         THIS LEASE AGREEMENT ("Lease") made this 12th day of July, 1996, by and between ARGONNE ENTERPRISES, INC., a Georgia corporation (referred to herein as "Landlord"), whose address is 339 Argonne Drive, Atlanta, Georgia 30305, respectively and HICKMAN NISSAN, INC., a Georgia corporation ("Tenant"), whose address is 5214 Peachtree Industrial Boulevard, Chamblee, Georgia 30341.

                                 W I T N E S S E T H:

         FOR AND IN CONSIDERATION of the sum of $10.00 Dollars in hand paid and of the mutual covenants and conditions contained herein, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

         1. PREMISES. Landlord leases to Tenant and Tenant leases from Landlord the following property:

              (See Exhibit "A" attached hereto and incorporated herein by reference.)

together with all improvements thereon and all rights, privileges, easements and appurtenances pertaining thereto (collectively, the "Premises") upon the terms contained herein.


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         2.   TERM.  The term hereof shall begin on the date hereof and shall end on midnight June 30, 2016, unless extended or sooner terminated as provided herein ("Term").

         3.   RENT.

         (a) From the commencement date through December 31, 1997, Tenant agrees to pay to Landlord, as rent for the Premises ("Rent"), the sum of Two Thousand Five Hundred ($2,500) Dollars per month.

         (b) On January 1, 1998, Rent shall be increased by the percentage increase in the Consumer Price Index between June 30, 1996 and December 31, 1997.

         (c) Thereafter, during the remainder of the Term, commencing January 1, 1999, Rent shall be increased each January 1st by the percentage increase in the Consumer Price Index between the first day of the previous year and the last day of the previous year.

         (d) (i) For purposes of this Lease, the following definitions shall apply:
                        (A) The term "CONSUMER PRICE INDEX" shall mean the Consumer Price Index for All Urban Consumers of Atlanta, Georgia (all items, 1982-84=100) published by the Bureau of Labor Statistics, United States Department of Labor.


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                        (B)  In computing increases in the Consumer Price Index
         the parties will utilize the Consumer Price Index most recently published prior to the dates called for in this Lease.

                        (C) The increase in Rent shall be calculated by multiplying (i) the Rent then currently in effect by (ii) the percentage increase determined as of such date; provided, however, that the Rent shall never decrease by virtue of this subparagraph. Landlord shall notify Tenant in writing of the new Rent monthly installment amount after the date on which the increase in Rent becomes effective. Tenant shall continue to pay the previous Rent in the interim and shall begin paying based upon the new monthly installment amount commencing with the first monthly installment of Rent which is due after the date of Landlord's notification to Tenant of the increase, and Tenant shall also pay at such time, in a lump sum, any additional amount due with respect to any monthly payments previously made by Tenant after the date on which such increase became effective but for which the increased amount has not been paid. The 'percentage increase' means, when computed for any particular date, a figure stated as a percentage derived by first subtracting from the Consumer Price Index most recently published prior to December 31 of the previous year before which the increase is being calculated the Consumer Price Index most recently published prior to January 1


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of such previous year (except under (b) above where the date shall be June 30,
1996), and then dividing the resultant figure by the latter Consumer Price Index. (For example, in determining the Rent to be paid for calendar year 1999, if the Rent for 1998 was $2,600.00 per month and the Consumer Price Index most recently published prior to December 31, 1998 was 110 and the Consumer Price Index most recently published prior to January 1, 1998 was 100, then the percentage increase would be 110 - 100 = 10 DIVIDED BY 100 = 10% and Rent for 1999 would be: $2,600 x 10% = $260 + $2,600 = $2,860.)

                   (ii) In the event that (A) the Consumer Price Index ceases to use 1982-84=100 as the basis of calculation, or (B) the Consumer Price Index shall be discontinued for any reason, the Bureau of Labor Statistics shall be requested to furnish a new index comparable to the Consumer Price Index together with information which will make possible the conversion to the new index in computing the adjusted Rent under this paragraph 3 and paragraph 40 of this Lease. If for any reason the Bureau of Labor Statistics does not furnish such an index and such information, the parties hereto shall hereafter accept and use such other index or comparable statistics on the cost of living for the City of Atlanta, Georgia as shall be computed and published by an agency of the United States.



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              (a)  Rent during the Term hereof shall be due and payable at
    Landlord's office at the above address on or before the first day of each calendar month thereof. Any Rent payment not received by the fifth (5th) day after notice of non-payment to Tenant by Landlord shall be subject to a one-time late charge equal to three (3%) percent of that rental installment ("Late Charge") and, beginning with the thirty-second (32nd) day after the due date of such Rent installment, that Rent installment shall bear interest at the prime commercial rate (as quoted on a daily basis by NationsBank, or, if not available, another large banking institution with offices situated in Atlanta, Georgia) plus five (5%) percent per annum ("Interest Rate") to the extent, but only to the extent, that such interest exceeds the Late Charge, which charge the parties agree is a fair estimation of the damages which may reasonably be expected to be incurred by Landlord in connection with receiving such late payment.
    Notwithstanding the foregoing, Landlord shall not be obligated to give notice of nonpayment of Rent more than two (2) times in any calendar year and upon the failure of Tenant to pay any Rent payment a third (3rd) time in any calendar year, such Late Charge shall accrue after the fifth (5th) of the month without additional notice. The imposition of interest is not the full extent of damages


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    Landlord may incur, time being of the essence of this Lease in all respects.

              (b) If the Term shall commence or end on a day other than the first day of a calendar month, then the monthly Rent for any fractional months of the Term shall be appropriately prorated.

              (c) In no event shall the monthly Rent for any year be less than the monthly Rent for the preceding period.

              (d) Rent and additional rent under this Lease shall be payable without any offset or deduction or demand therefor whatsoever.

         2. UTILITIES. Tenant shall have all utilities listed in its name and shall pay all utility bills, including, but not limited to water, sewer, gas, electricity, fuel, light, and heat bills, for the Premises, and Tenant shall pay all charges for garbage collection services or other sanitary services rendered to the Premises or used by Tenant in connection therewith. If Tenant fails to pay for such services, such amount shall be deemed additional rent and, Landlord may, at its option and after providing Tenant with at least ten (10) days prior written notice, pay the same, and the amount of the payment together with interest at the Interest Rate from the date paid by Landlord shall be payable to Landlord upon demand. Pursuant to the terms of this Lease, Landlord shall not be or become liable for damages to Tenant

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alleged to be caused or occasioned by or in any way connected with or the result of any interruption, defect or breakdown of any utility.

         3. USE OF THE PREMISES; ENVIRONMENTAL INDEMNITY. The Premises shall be used only for the operation of a new and/or used automobile dealership, service facility, body shop facility and/or uses incidental thereto, and for any other purposes which may be agreed to by the parties. The Premises shall not be used for any illegal purpose, nor in violation of any regulation of any governmental body required to be remedied by Tenant hereunder, nor in any manner which may create nuisance or trespass. Furthermore, Tenant shall not, by its actions, violate any federal or state environmental law, and Tenant agrees to indemnify and hold harmless Landlord from any and all damages, costs, fines and expenses that might arise as a result of any such violation and from its placement upon the Premises of hazardous wastes and toxic substances that are placed on the Premises after the date hereof. Notwithstanding anything to the contrary contained in this Paragraph 5, there shall not be deemed to be a nuisance or trespass and Tenant's obligation to indemnify and hold Landlord harmless shall not extend to any damages, claims, or liabilities arising as a result of contaminants existing on the Premises on the date hereof or migrating onto or beneath the Premises after the date hereof, where such contamination is not caused by or attributable to Tenant.

         4. NO REPAIRS BY LANDLORD. Landlord shall not be obligated to repair or maintain the Premises after the date of this Lease, and all repairs, replacements, and maintenance of any kind shall be the sole responsibility of Tenant, but Tenant's obligation shall not encompass such matters to the extent the necessity therefor arose on or prior to the date hereof.

         5. REPAIRS BY TENANT. Tenant accepts the condition of the Premises as of the date hereof and agrees that the Premises are suited for the uses specified herein. Tenant shall, throughout the Term, at its expense, maintain the Premises in good order and repair, including but not limited to repair and maintenance and, if necessary, replacement of the electrical, heating, ventilation and air conditioning and plumbing systems, as well as the roof and all structural components of buildings located on the Premises. Tenant further agrees to care for all landscaping on the Premises, including the mowing of grass, paving, policing, care of shrubs and general landscaping. If Tenant fails to properly maintain and repair any portion of the Premises, Landlord may, following at least twenty (20) days prior written notice to Tenant, maintain the same including replacing of components and Tenant shall pay to Landlord within thirty (30) days after demand the costs thereof together with interest on said amount from the date of payment by

Landlord at a rate equal to the Interest Rate, which amount shall be deemed additional rent. Subject to the provisions of Paragraphs 9 and 13 hereof, Tenant agrees to return the Premises to Landlord in as good condition and repair as when first received by Tenant, natural wear and tear excepted.

         6. TAX AND INSURANCE. Tenant shall promptly and on a timely basis pay during the Term all charges for taxes (including, but not limited to, ad valorem taxes, special assessments and any other governmental charges) on the Premises, which amounts shall be prorated between Tenant and Landlord for all periods partially but not entirely within the Term. Tenant shall also maintain, at all times during the Term of this Lease, fire and extended insurance coverage on the Premises in amounts equal to the full replacement value of the Premises, and written on policies issued by underwriters reasonably acceptable to Landlord. Landlord agrees that such coverages may be provided by blanket policies of insurance covering other locations in addition to the Premises. All policies shall insure Landlord and Tenant as their respective interests shall appear and shall contain a replacement cost endorsement. Should Tenant fail to pay such tax expenses or fail to provide certificates evidencing the required insurance coverage, such amounts shall be deemed to be additional rent hereunder and Landlord may, following at least ten (10) days prior written notice to Tenant, pay any such charges or secure such coverage, and Tenant

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shall pay to Landlord within thirty (30) days after demand all amounts so expended by Landlord together with interest on said amount from the date of payment by Landlord at a rate equal to the Interest Rate.

         7. DESTRUCTION OF OR DAMAGE TO THE PREMISES. If the Premises should be damaged or destroyed by any insured peril whatsoever, all insurance proceeds shall be delivered to Landlord and Tenant shall proceed with reasonable diligence to rebuild and repair the Premises to substantially the condition in which it existed prior to such damage or destruction; provided, however, that Landlord agrees to disburse such proceeds to Tenant for such reconstruction within five (5) days of submission of request for payment together with Tenant's architect's certification that the work for which payment is requested has been accomplished. If, however, the damage or destruction shall occur within the last two (2) years of the Term, then Tenant may terminate this Lease as of the date that such damage or destruction occurs by giving written notice to Landlord of such election to terminate within sixty (60) days after the date of such damage or destruction. If this Lease is terminated by Tenant, insurance proceeds with respect to the building shall be paid to Landlord. If this Lease is not terminated, the rent payable under this Lease shall not be abated as a result of damage or destruction.


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    8.   INDEMNITY; WAIVER OF SUBROGATION.  Tenant agrees to indemnify and hold harmless Landlord against all claims and expenses resulting therefrom, including attorneys' fees actually reasonably incurred and court costs, for damage to persons or property by reason of the use or occupancy of the Premises by Tenant, except for any claims with respect to violations of laws for conditions existing at the date of this Lease. Tenant shall periodically provide Landlord with certificates of general liability insurance naming Landlord as an additional insured, in an amount of not less than $5,000,000 and with an insurance carrier reasonably satisfactory to Landlord. The dollar amount of such insurance coverage shall be adjusted annually as of the first of each year by the percentage increase in the Consumer Price Index calculated as provided in
Section 3(d)(i)(c) hereof.

         Landlord and Tenant each hereby release and waive any right of recovery against the other for any loss, claim, liability, or damage occurring on or to the Premises, whether wholly or contributorily caused by the negligence of the other party, to the extent that the same is compensated by actual receipt of proceeds from insurance policies covering such loss, claim, liability, or damage. Waiver of subrogation between Landlord and Tenant under this paragraph shall be evidenced by waiver of subrogation endorsements on the respective policies of the Landlord and the

Tenant. Provided, however, Landlord shall not be obligated to carry any such insurance but may do so at its sole discretion.

         9. ALTERATIONS. Tenant shall make no structural alterations, additions or improvements to the Premises without the express prior written consent of Landlord which consent shall not be unreasonably withheld. Tenant may make non-structural alterations, additions and improvements to the Premises without Landlord's approval. In the event Landlord has not responded to Tenant's written request for alterations, additions or improvements, which request shall be accompanied by preliminary drawings of such proposed changes, within twenty (20) days of when received, such alterations, additions or improvements shall be deemed to have been approved by Landlord. Tenant agrees to save Landlord harmless on account of any claim or lien of mechanics, materialmen or other party, in connection with any alterations, additions or improvements of or to the Premises performed by Tenant. Tenant shall furnish such waivers of liens and appropriate affidavits from the general contractor or subcontractors as Landlord may reasonably require. Notwithstanding the foregoing, Tenant shall also be entitled to make the following changes without necessity of Landlord's consent: (i) any alterations required to be made by it pursuant to governmental orders, rules, laws, regulations, ordinances or requirements, and (ii) any changes in its signage or alterations, additions and improvements recommended or required by the automobile manufacturer whose automobiles are sold on the Premises. Tenant shall have the right to finance any alterations, additions or improvements permitted hereunder and may pledge its interest in this Lease as security therefor; provided, however, that any pledges or liens granted in connection with such financings shall be subordinate to the rights of Landlord under this Lease and the instrument evidencing such pledge or lien shall not contain insurance provisions contrary to those contained herein.

         10. GOVERNMENTAL ORDERS. Tenant agrees, at its own expense, to promptly comply with all requirements of any public authority made necessary by reason of Tenant's occupancy of the Premises from and after the date hereof or which may be necessary for Tenant's occupancy to continue if the requirement to comply arises after the date of this Lease. Landlord shall have no obligation of any kind for such compliance.

         11. CONDEMNATION. If all or a substantial part of the Premises is condemned for any public use or purpose, then the Term shall cease and this Lease shall be terminated from the date when possession thereof is taken, and rent shall be prorated as of that date; provided, however, that Tenant may elect to continue this Lease in full force and effect notwithstanding any such taking. Any termination shall be without prejudice to the rights of either Landlord or Tenant to recover compensation and damage caused by such condemnation from the condemnor. In addition, if the Hickman Lease (as hereinafter defined) is terminated under Paragraph 13 thereof, Tenant shall have the right, within thirty (30) days after the date of such termination, to terminate this Lease by notice to Landlord. Except as provided herein, neither Tenant nor Landlord shall have any rights in any award made solely to the other by any condemnation authority notwithstanding the termination of the Lease as herein provided. If the Lease is not terminated as provided above, then (i) this Lease shall continue in effect with respect to the remaining portion of the Premises, in which event the Rent payable hereunder during the unexpired portion of the Term of this Lease shall be adjusted proportional to the ratio of the value of the remaining portion of the Premises (after reconstruction as provided below) to the total value of the Premises prior to the taking, and (ii) Tenant shall proceed with reasonable diligence to rebuild and repair the untaken portions of the Premises to as nearly as reasonably possible their value, condition, and character as such existed immediately prior to such taking and Landlord shall pay to Tenant the amount necessary for reconstruction and repair of the Premises to complete architectural units for Tenant's conduct of its business within the time and under the conditions provided in Paragraph 9 hereof. The phrase "substantial part," for purposes of this section shall mean so much of the Premises, the improvements located thereon, access to the premises, or any

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combination of the foregoing, such that the taking thereof would prevent or substantially impair.


         12. ASSIGNMENT AND SUBLETTING. Tenant shall not, without the prior written consent of Landlord (which consent shall not be unreasonably withheld or delayed), assign this Lease or any interest hereunder, or sublet the Premises or any part thereof, or permit the use of the Premises by any party other than Tenant, or pledge or hypothecate this lease except as provided elsewhere in this Agreement. All requests for assignment or subletting shall be made in writing and delivered to Landlord and include the most recent balance sheet and cash flow statement of the proposed assignee or subtenant. Failure by Landlord to disapprove of any proposed assignment or subletting with reasons therefor within THIRTY (30) days after receipt of Tenant's written request shall result in such request being deemed approved. Consent to any assignment or sublease shall not invalidate this provision, and all later assignments or subleases shall be made only on the prior written consent of Landlord. Any assignee of Tenant, at the option of Landlord, shall become directly liable to Landlord for all obligations of Tenant hereunder, but no sublease or assignment by Tenant shall relieve Tenant of any liability hereunder. Notwithstanding the foregoing, Tenant shall be entitled to freely assign or sublet its interest in this Lease to any parent, subsidiary or other entity under common control with Tenant or Tenant's parent,


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without the prior written consent of Landlord.  Moreover, the sale or transfer of all or any part of the capital stock of Tenant shall not be deemed to be an assignment hereunder.

         13. REMOVAL OF FIXTURES. Tenant may (so long as no Event of Default has occurred and is continuing hereunder), prior to the end of the Term, remove all trade fixtures and equipment which Tenant has purchased or placed in the Premises subsequent to the date hereof, provided that Tenant repairs all damage to the Premises caused by the removal. However, any buildings, fixtures, or other attached property installed by Tenant as replacements of existing items, or anything that cannot be removed without substantially changing the character of the Premises, shall become the property of Landlord.

         14. EVENTS OF DEFAULT. It shall be an "Event of Default" hereunder if,

              (a) Tenant fails to pay rent, including additional rent herein reserved, when due, and fails to cure the failure to pay within five (5) days after written notice thereof from Landlord; provided, however, Landlord shall not be obligated to give Tenant more than two (2) such notices in any calendar year and upon any third (3rd) failure to make a payment hereunder in such calendar year, no such notice shall be required, prior to Landlord's exercise of its remedies;


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              (b)  Tenant fails to perform any of the terms or provisions of this Lease other than the provision requiring the payment of rent, and fails to cure the default within thirty (30) days after the date of receipt of written notice of default from Landlord; provided, however, that if the nature of the default is such that the same cannot reasonably be cured within said thirty (30) day period, Tenant shall not be deemed to be in default if Tenant shall, within such period, commence such cure and thereafter diligently prosecute the same to completion;

              (c)  Tenant is adjudicated bankrupt;

              (d) a permanent or temporary receiver is appointed for Tenant's property and the receiver is not removed within sixty (60) days after written notice from Landlord to Tenant to obtain the removal;

              (e) Tenant or any guarantor of Tenant's obligations under this Lease files a petition seeking an order for relief under Title 11 of the United States Code, as amended, or under any similar law or statute of the United States or any state thereof, or a petition seeking an order for relief under Title 11 of the United States Code, or any similar law or statute of the United States or any state thereof, is filed against Tenant or any guarantor of Tenant's obligations under this Lease and


                                          17

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    such petition is not dismissed within sixty (60) days from the date of filing;

              (f)  Tenant makes an assignment for the benefit of creditors; or

              (g) Tenant's effects should be levied upon or attached under process against Tenant and not satisfied or dissolved within thirty (30) days after such levy or attachment.

Upon the occurrence of an Event of Default, Landlord may pursue any right or remedy against Tenant available at law or in equity. Without limitation to the foregoing, Landlord, at its option, may elect to terminate this Lease by written notice to Tenant; whereupon this Lease shall terminate. Any notice provided in this section may be given by Landlord, or its attorney, or agent herein named. Upon termination of the Lease by Landlord, Tenant shall at once surrender possession of the Premises to Landlord and remove all of Tenant's effects therefrom, or Landlord shall be entitled to remove all persons and effects therefrom, using such force as may be necessary without being guilty of trespass, forcible entry or detainer or other tort. Landlord may, at its option, remove all or part of any Tenant property left on the Premises after Tenant loses its right to possession, and Landlord may store the same without liability to Tenant for loss thereof, and Tenant shall be liable to


                                          18

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Landlord for all expenses incurred in such removal and also storage of said effects.

         15. REMEDIES. If, after an Event of Default, Landlord has not elected to terminate this Lease, Landlord may (but shall not be obligated to), without terminating this Lease, enter upon and rent the Premises at the best price obtainable by reasonable effort, for any term Landlord deems proper. Landlord shall have the right to terminate the Tenant's possession of the Premises without terminating this Lease, and termination of possession shall not release Tenant, in whole or in part. Landlord may collect the rents from any such reletting and apply the same first to the payment of the expenses of reentry, repair and the expenses of reletting (including without limitation standard broker's commissions and attorney's fees actually reasonably incurred), second, to the reasonable cost of refurbishing the Premises in order to facilitate the reletting, including performing of deferred maintenance, and third, to the payment of annual rent herein provided to be paid by Tenant. Tenant shall be liable to Landlord for any deficiency between rent as due hereunder and the rent received by Landlord upon reletting. The foregoing remedies are not exclusive and Landlord shall have all remedies available to it at law or equity if there is an Event of Default by Tenant.

         16. FINANCIAL STATEMENTS. Within fifteen (15) days after such are prepared, but no later than September 30 of each calendar


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year, commencing in 1997, Tenant shall deliver to Landlord audited consolidated financial statements of United Auto Group, Inc. ("UAG") prepared in accordance with generally accepted accounting principles consistently applied by an independent certified public accountant.

         17. FOR RENT SIGNS. Landlord may place "FOR RENT" or "FOR SALE" signs in the Premises one hundred eighty (180) days before the end of the Term. Landlord may enter the Premises at reasonable hours, and after reasonable notice, to show the Premises to prospective purchasers or tenants and to inspect the Premises to see that Tenant is complying with all its obligations hereunder. Landlord shall have the right to enter the Premises without notice in the case of an emergency.

         18. EFFECT OF TERMINATION OF LEASE. No termination of this Lease prior to the normal ending thereof, by lapse of time or otherwise, shall affect Landlord's right to collect rent for the period prior to termination thereof.

         19. WARRANTIES OF TITLE AND QUIET POSSESSION. Landlord represents and warrants that it has good and marketable title to the Premises and has full right to make this Lease and that Tenant shall have quiet and peaceable possession of the Premises during the Term so long as no Event of Default is in existence and continuing hereunder.

         20. SUBORDINATION ATTORNMENT. Landlord represents and warrants that there is no indebtedness secured by the Premises. This Lease is subject and subordinate to any deed of trust, mortgage, or other security instrument, which may in the future cover the Premises, and to any increases, renewals, modifications, consolidations, replacements, and extensions of any of such deed of trust, mortgage, or security instrument, provided, however, that Tenant's subordination shall be conditioned upon Landlord's delivery to Tenant of a non-disturbance agreement in form reasonably satisfactory to Tenant containing the substantive provisions of the Subordination, Non-Disturbance and Attornment Agreement ("SNDA") in the form attached hereto and incorporated herein by reference executed by the Lender and Landlord in recordable form.

         Notwithstanding the generality of the foregoing, any mortgagee shall have the right at any time to subordinate any deed of trust, mortgage, or other security instrument to this Lease. At any time, before or after the institution of any proceedings for the foreclosure of any deed of trust, mortgage, or other security instrument or sale of the Premises under any such deed of trust, mortgage, or other security instrument, Tenant shall attorn to such purchaser upon any such sale or the grantee under any deed in lieu of such foreclosure and shall recognize such purchaser or grantee as Landlord under this Lease. The agreement of Tenant to attorn contained in the immediately preceding sentence shall survive any such foreclosure sale, trustee's sale, or conveyance in lieu thereof. Tenant shall, upon demand at any time, before or after any foreclosure sale, trustee's sale, or conveyance in lieu thereof, execute, acknowledge, and deliver to Landlord's mortgagee any written instruments and certificates evidencing such attornment as Landlord's mortgagee may reasonably require. Upon Tenant's written request and notice to Landlord, Landlord shall obtain from any such mortgagee a written agreement that the rights of Tenant shall remain in full force and effect during the Term of this Lease so long as there shall be no Event of Default hereunder.

         21. ESTATE CREATED; FUTURE GRANTS. Landlord and Tenant intend for and agree that this Lease shall create a leasehold estate in the Premises for the Term. Landlord agrees that, during the Term of this Lease, it will not execute or join in any conveyances of easements or restrictive covenants or other agreements restricting or affecting Tenant's use of the Premises without the prior written consent of Tenant, which may be withheld in Tenant's sole discretion.

         22. HOLDING OVER. If Tenant remains in possession of the Premises after expiration of the Term, with Landlord's acquiescence and without any express agreement of parties, Tenant shall be a tenant at sufferance, subject to ejectment for trespass. There shall be no month to month tenancy and there shall be no renewal of this Lease by operation of law.

         23. ATTORNEY'S FEES AND HOMESTEAD. If the Rent or any additional rent or other sums owed by Tenant to Landlord under this Lease is collected by law or through an attorney at law, Landlord shall be entitled to collect attorney's fees actually reasonably incurred.

         24. RIGHTS CUMULATIVE. All rights hereunder shall be cumulative but not restrictive to those given by law.

         25. SERVICE OF NOTICE. Any notice required or permitted to be delivered hereunder may be delivered in person or by United States certified mail, postage prepaid, return receipt requested, or by recognized overnight courier (e.g. Federal Express or DHL), next business day delivery, charges prepaid, addressed to the parties at the addresses indicated above or at such other addresses as may be specified by written notice delivered in accordance herewith. Such notices shall be deemed effective three (3) business days after deposited in the U.S. mail, or on the next business day if delivered by overnight courier, or immediately upon delivery in person.

         26. WAIVER OF RIGHTS. Neither party's failure to exercise any power given to them hereunder, or to insist upon strict compliance by the other party with its obligations hereunder, nor any custom or practice of the parties at variance


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with the terms hereof, shall constitute a waiver of such party's right to demand exact compliance with the terms hereof.

         27.  TIME OF ESSENCE.  Time is of the essence under this Lease.

         28. SUCCESSORS AND ASSIGNS. This Lease shall apply to, inure to the benefit of, and be binding upon the parties hereof and their respective successors, permitted assigns, and legal representatives except as otherwise expressly provided herein.

         29. TRIPLE NET LEASE. This Lease shall be considered a "triple net lease" so that, except as expressly set forth herein, Tenant shall bear all responsibility as additional rent for all payments of any kind or nature relating to the Premises, including but not limited to payment of all taxes (except for income, estate, inheritance or gift taxes of Landlord), insurance, repairs and maintenance arising after the date of this Lease to the extent Tenant is obligated therefor under the terms of this Lease.

         30. ENTIRE AGREEMENT; CONFLICT. This Lease and that certain Stock Purchase Agreement dated as of June 7, 1996 by and among LYNDA JANE HICKMAN, AS EXECUTRIX, UAG ATLANTA, III, INC., UNITED AUTO GROUP, INC., and TENANT (the "SPA"), including any attachments made a part hereof or thereof, contains the entire agreement between the parties and no representations, inducements, promises or agreements, oral or otherwise, between the parties, not embodied herein or in the SPA, shall be of any force or effect. To


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

the extent there is any conflict between the provisions of this Lease and the SPA or the SPA provides remedies for the breach of any representations or warranties contained therein relating to the Premises or otherwise, the provisions of the SPA and Tenant's and other parties' rights thereunder shall control and be in full force and effect for two (2) years after the date hereof; provided, however, that Rent and additional rent hereunder shall be payable without regard to any claims under the SPA.

         31. SEVERABILITY. If any term, provision or clause of this Lease, or if the application thereof to any person or circumstances, shall to any extent be invalid or unenforceable, then the remainder of this Lease or the application of such term, provision or clause to persons or circumstances other than those to which it is invalid or unenforceable shall not be affected thereby, and each and every remaining term, provision, clause and application of this Lease shall be valid and enforceable to the fullest extent permitted by law.

         32. EXECUTION IN COUNTERPARTS. This Lease may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

         33. AMENDMENT. This Lease may not be altered, waived, amended or extended except by an instrument in writing signed by Landlord and Tenant.

         34. HEADINGS. The headings used in this Lease are for the purposes of convenience only. They shall not be construed to limit or to extend the meaning of any part of this Lease.

         35. GOVERNING LAW. This Lease shall be construed in accordance with the laws of the State of Georgia, and all obligations of the parties created hereunder are performable in DeKalb County, Georgia.

         36. FORCE MAJEURE. Except for the payment of Rent and additional rent, wherever a period of time is herein prescribed for action to be taken by either Landlord or Tenant, such party shall not be liable or responsible for, and there shall be excluded from the computation of any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, wars, governmental laws, regulations or restrictions or other causes which are beyond the control of Landlord or Tenant, as the case may be.

         37. EXTENSION OPTIONS. Tenant shall have two (2) separate five (5) year options to extend the Term of this Lease upon the following terms and provisions:

              (a) Notice of the exercise of an option to extend shall be given no less than one hundred eighty (180) days prior to the then expiration of the Term of this Lease;

              (b) The Term shall be extended under all terms and provisions of this Lease except the Rent to be paid hereunder which


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

shall be determined as follows: The Rent for the first year of both the first and second five-year extensions shall be determined by the following, and the Rent for the second and subsequent lease years of either the first or second five-year extension shall be increased by the "percentage increase" in the Consumer Price Index: At the commencement of any extension of this Lease, the monthly Rent under this Lease shall be the then "fair market rental rate" as hereinafter defined, as agreed upon by Landlord and Tenant not later than four
(4) months prior to the expiration of the initial term of this Lease or the first Extended Term, as the case may be, or in the event Landlord and Tenant cannot agree, an amount equal to the "fair market rental rate" as hereinafter defined and established. The phrase "fair market rental rate" shall mean the monthly rental rate (projected to the date of the commencement of the Extended Term to which it applies) which Tenant would expect to pay and Landlord would expect to receive under a lease for premises of comparable size and quality as the Premises used as automobile dealerships in Northern DeKalb County, Georgia. If Landlord and Tenant have not reached agreement on a fair market rental rate and executed an amendment to this Lease setting forth such agreement on or before the date four (4) months prior to the commencement of such extended Term, then, within ten (10) days after that date each party shall appoint and employ, at its cost, a real estate appraiser (who shall be a member of the American Institute of Real

Estate Appraisers (MAI) with at least ten (10) years of full-time commercial real estate appraisal experience, with substantial experience relative to comparable premises in metropolitan Atlanta, Georgia) to appraise and establish the "fair market rental rate" and notify the other party of the name and qualification of such appraiser. If either party fails to so appoint its appraiser, the other party may apply to a judge of the Superior Court of DeKalb County for such appointment. The two appraisers, thus appointed, shall meet promptly and attempt to agree upon and establish said rate, or, upon failing to do so, shall then jointly designate a third appraiser meeting the qualifications set forth above, all within ten (10) days after the date of appointment of the last two appraisers. If they are unable to agree on the third appraiser, either of the parties, after giving five (5) days notice to the other, may apply to a judge of the Superior Court of DeKalb County (to whose jurisdiction for this limited purpose both Landlord and Tenant hereby consent) for the selection of a third appraiser meeting the qualifications stated above. Each of the parties shall bear one-half of the cost of the appointment of the third appraiser and of the third appraiser's fee. Within thirty (30) days after the selection of a third appraiser, a majority of the appraisers shall agree upon the "fair market rental rate." If a majority of the appraisers are unable to agree within the stipulated time, the third appraiser shall select one of the determinations of the first


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

two appraisers (either Landlord's or Tenant's) originally selected, without modification or qualification. In any of said events, the determination shall be final, conclusive and binding upon both Landlord and Tenant. PROVIDED, HOWEVER, in no event shall Rent payable to Landlord under this Lease be less than that payable in any previous lease year of the initial term or any extended term and in determining fair market rental rate the appraisers shall take into account that each year of each Extended Term the Rent is to be increased by the percentage increase in the Consumer Price Index.

              (c) Upon the request of either party, Landlord and Tenant shall execute an acknowledgment setting forth the dates of the extended Term of the Lease and the amount of the Rent for the applicable extension term, but the failure to execute such acknowledgment shall not affect Tenant's exercise of its option to extend the Term as provided herein.

         38. RECORDATION. This Lease will not be recorded unless Landlord fails to execute upon request, in recordable form, a Memorandum of Lease in form required by Tenant's title insurance company.

         39. RECOURSE. Recourse against the Landlord in connection with Landlord's obligations and liability to Tenant with respect to this Lease shall be limited solely to Landlord's fee simple interest in the Premises, and neither Landlord nor any partner of landlord, nor any officer, director, or shareholder, executor, executrix, personal representative or assigns shall have any personal liability whatsoever with respect to this Lease. In the event of any sale, transfer or distribution of the Premises by the Landlord, the Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder accruing thereafter.

         40. ESTOPPEL CERTIFICATE. Tenant agrees, at any time and from time to time, to deliver within ten (10) days from the date of receipt of a request therefor, a statement in writing certifying (a) that this Lease is unmodified and in full force and effect and contains the full agreement between the parties (or, if there have been modifications or additional agreements, that the Lease is in full force and effect as modified and identifying the modifications thereof or additional agreements), (b) the date to which the Rent, additional rent and other charges due under this Lease have been paid, and (c) that insofar as Tenant knows, Landlord is not in default under any provision of this Lease and has performed all of the obligations to be performed by a Landlord to date (or, if Tenant has knowledge of any default or of any unperformed obligations, a statement of the nature thereof).

         41. CROSS DEFAULT. The Tenant is also the tenant under that certain Lease Agreement, dated the date hereof, with Lynda Jane Hickman, as Executrix, demising premises used in conjunction with the business conducted on the Premises ("Hickman Lease"). The Landlord under this Lease is affiliated with the landlord under such other Lease Agreement, and, a default by the Tenant under such other Lease Agreement shall be deemed to be a default by the Tenant under this Lease.

         IN WITNESS WHEREOF, the parties herein have hereunto caused their duly authorized representatives to set their hands and seals the day and year first above written.

                                  LANDLORD:
Signed Sealed and Delivered
in the presence of:               ARGONNE ENTERPRISES, INC.

                             By:
                                 /s/ Ashley L. Hickman
___________________________      __________________________
Unofficial Witness           Name:   Ashley L. Hickman
                                    ________________________
                                   Title: President
___________________________              _______________________
Notary Public

  [Notarial Seal]                 Attest:
                                  By:  /s/ Lynda M. Hickman
                                      __________________________
My Commission Expires:            Name: Lynda M. Hickman
                                        ________________________
                                      Title: Secretary
                                             _______________________
___________________________
                                            [Corporate Seal]


                                  TENANT:

Signed Sealed and Delivered       HICKMAN NISSAN, INC. a
in the presence of:                         Georgia Corporation

___________________________
Unofficial Witness

                                  By: /s/ George Lowrance
                                       ___________________________
                                  Name:  ________________________
                                  Title: ________________________

___________________________



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


Notary Public
                                  Attest:
    [Notarial Seal]               By: __________________________
                                  Name: __________________________
My Commission Expires:            Title ________________________

____________________________              [CORPORATE SEAL]

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